Jennifer Feldsher (JF 9773)

Robert G. Burns (RB 0970)

BRACEWELL & GIULIANI LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone:  (212) 508-6100

Facsimile:   (212) 508-6101

Attorneys for Debtor and Debtor In Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re KIT digital, Inc., Debtor.	Chapter 11 Case No. 13-11298 (REG)

THIRD AMENDED PLAN OF REORGANIZATION

DATED: August 6, 2013

INTRODUCTION

KIT digital, Inc. (“KIT”), as debtor and debtor in possession (the “Debtor”), filed for bankruptcy protection on April 25, 2013 (the “Petition Date”). The Debtor, together with the Plan Sponsor Group (as hereinafter defined), hereby proposes the following Plan of Reorganization for the resolution of outstanding creditor claims against, and equity interests in, the Debtor. The Debtor and the Plan Sponsor Group are the proponents of this Plan within the meaning of Bankruptcy Code § 1129 (as hereinafter defined).

Reference is made to the Disclosure Statement (as hereinafter defined) for a discussion of the Debtor’s history, business, property, results of operations and projections of future operations, as well as a summary and description of this Plan and certain related matters. No materials other than the Disclosure Statement, this Plan and any exhibits and schedules attached hereto or thereto or referenced herein or therein have been authorized by the Debtor for use in soliciting acceptances or rejections of this Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THIS PLAN.

Article I

DEFINED TERMS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

Section 1.01         Scope of Defined Terms; Rules of Construction

For purposes of this Plan, except as expressly defined elsewhere in this Plan or unless the context otherwise requires, all capitalized terms used herein shall have the meanings ascribed to them in Article I of this Plan. Any term used but not defined herein that is defined in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular. The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

Section 1.02         Defined Terms

(1)         Administrative Claim(s) means a Claim(s) for costs and expenses of administration pursuant to Bankruptcy Code §§ 503(b), 507(a)(2), 507(b), or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate and operating the businesses of the Debtor (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estate pursuant to section 1930 of chapter 123 of Title 28 of the United States Code; (c) all Allowed Professional Fee Claims; (d) any Cure Costs; and (e) all Allowed Claims for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to Bankruptcy Code §§ 503(b)(3), (4), and (5) approved by the Bankruptcy Court.

(2)         Administrative Claims Bar Date has the meaning set forth in Section 2.03 of this Plan unless the Bankruptcy Court orders otherwise.

(3)         Affiliate has the meaning set forth in Bankruptcy Code § 101(2). For purposes of this Plan and the definition of Related Person, an Affiliate of a Person shall also include another Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(4)         Allowed means with reference to any Claim or Interest: any Claim or Interest or any portion thereof (a) as to which no objection to allowance has been interposed on or before the latter of (i) the Claims Objection Deadline or (ii) the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or is listed on the Bankruptcy Schedules as liquidated, non-contingent and undisputed; (b) as to which any objection to its allowance has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order; (c) as to which liability of the Debtor and the amount thereof have been determined and expressly allowed by a Final Order; (d) as to which the liability of the Debtor and the amount thereof are determined and expressly allowed by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) that is expressly deemed allowed in a liquidated amount in this Plan; provided, however, that with respect to an Administrative Claim, “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Section 2.03 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtor (1) has not interposed a timely objection or (2) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order.

(5)         Alternate Transaction has the meaning set forth in Section 5.04.

(6)         Assumption Dispute has the meaning set forth in Section 7.02.

(7)         Available Cash means the Purchase Price and all Cash and Cash Equivalents of the Debtor, determined in accordance with generally accepted accounting principles in the United States, as of 11:59 PM on the date immediately before the Effective Date.

(8)         Avoidance Actions means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by the Debtor pursuant to any applicable section of the Bankruptcy Code, including §§ 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a).

(9)         Ballot means the document for accepting or rejecting this Plan, in the form approved by the Bankruptcy Court.

(10)        Balloting Agent means American Legal Claims Services, employed and retained by the Debtor pursuant to (i) an order of the Bankruptcy Court [Dkt. No. 24], as noticing, soliciting, and balloting agent; and (ii) a subsequent order to include services as claims agent [Dkt. No. 29].

(11)        Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date as heretofore or hereafter amended.

(12)        Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or any other bankruptcy court having jurisdiction over the Chapter 11 Case from time to time.

(13)        Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

(14)        Bankruptcy Schedules means the schedules of assets and liabilities, lists of executory contracts and unexpired leases, and related information filed by the Debtor pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such schedules may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(15)        Bankruptcy SOFA means the statement of financial affairs and related financial information filed by the Debtor pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such statement may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(16)        Bar Date(s) means the applicable date(s) designated by the Bankruptcy Court as the last date for filing Proofs of Claims or Interests in the Chapter 11 Case.

(17)        Business Day means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

(18)        Case Interest Rate means simple interest at the federal judgment rate set forth in section 1961(a) of title 28 of the United States Code.

(19)        Cash means legal currency of the United States of America or equivalents thereof, including bank deposits and checks.

(20)        Cash Equivalents means any item or asset of the Debtor readily converted to Cash, such as bank accounts, marketable securities, treasury bills, certificate of deposit, commercial paper maturing less than one year from date of issue, or other liquid investments.

(21)        Causes of Action means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring before the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date.

(22)        Chapter 11 Case means the chapter 11 case pending for KIT in the Bankruptcy Court under Case No. 13-11298.

(23)        Claim means a claim, whether or not asserted or Allowed, as defined in Bankruptcy Code § 101(5).

(24)        Claim Objection Deadline means the first Business Day, which is at least 180 days after the Effective Date, or such later date as may be established by the Bankruptcy Court in accordance with Section 8.02(b) of this Plan.

(25)        Class means a category of Claims or Interests as set forth in Article III below pursuant to Bankruptcy Code § 1122.

(26)        Class 5 Grant Thornton Recovery means, consistent in all respects with the terms of the Class 5 Settlement, fifty percent (50%), net reasonable attorney’s fees and costs, of any recovery or consideration received on account of the Debtor’s claims against Grant Thornton LLP in connection with the audit and related services Grant Thornton LLP provided to the Debtor between 2009 and 2012; provided, however, that if the Securities Settlement Class (as defined in the Class 5 Settlement) pursues such Claims in lieu of Reorganized KDI, then ninety percent (90%), net reasonable attorney’s fees and costs.

(27)        Class 5 Pro Rata Share means an amount equal to the proportion an Authorized Claimant’s Recognized Loss bears to the aggregate Recognized Loss of all Authorized Claimants (as those terms are defined in the Class 5 Settlement), consistent with the plan of allocation to be submitted and approved by the District Court in connection with the Class 5 Settlement.

(28)        Class 5 Settlement means that certain Stipulation of Settlement resolving the Consolidated Securities Action dated July 30, 2013 by and among Lead Plaintiff Houston Municipal Employees Pension System and Plaintiff James Slattery on behalf of themselves and, by operation of law, on behalf of each member of the Settlement Class (as defined therein), and Defendants KIT, Barak Bar-Cohen, Gavin Campion, Fabrice Hamaide, Robin Smyth, and Kaleil Isaza Tuzman.

(29)        Closing means the closing of the funding of the Purchase Price.

(30)        Collateral means any property or interest in property of the Debtor’s Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

(31)        Commitment Fee means a fee equal to two percent (2%) of the Purchase Price payable, if the Plan is Consummated, on the Effective Date, in either Cash or in Reorganized KDI Class A Common Stock, or a combination thereof, as determined in the sole discretion of the Plan Sponsor Group.

(32)        Confirmation means entry by the Bankruptcy Court of the Confirmation Order on the docket of the Chapter 11 Case.

(33)        Confirmation Date means the date on which the Confirmation Order is entered on the docket in the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

(34)        Confirmation Hearing means the hearing(s) held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to Bankruptcy Code § 1129, as such hearing may be continued from time to time.

(35)        Confirmation Order means the order entered by the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code § 1129.

(36)        Consolidated Securities Action means the consolidated federal securities class action lawsuit pending against the Debtor and certain of its former officers and directors in the United States District Court for the Southern District of New York entitled In re KIT Digital, Inc. Securities Litigation, 12 Civ. 4199 (S.D.N.Y.).

(37)        Consummation means the occurrence of the Effective Date, which shall take place simultaneously with the completion of the Closing.

(38)        Creditor means any Person who holds a Claim against the Debtor.

(39)        Creditors Committee means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case.

(40)        Cure Costs means all costs required of the Debtor to cure any and all monetary defaults including pecuniary losses, pursuant to Bankruptcy Code § 365, of the Debtor arising under any executory contract and unexpired lease to be assumed by the Debtor and vested in Reorganized KDI or assigned to a subsidiary of Reorganized KDI.

(41)        Debtor means KIT digital, Inc.

(42)        DIP Facility means the Debtor-In-Possession Credit Agreement, dated as of April 25, 2013, made and entered into between the Debtor and the DIP Facility Lender (as amended, restated, supplemented or modified from time to time).

(43)        DIP Facility Claim means any Claim derived from, based upon, relating to or arising from the DIP Facility, including interest and fees.

(44)        DIP Facility Lender means JEC II Associates, LLC.

(45)        Disallowed means all or such part of a Claim that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

(46)        Disbursing Agent means Reorganized KDI or the Entity or Entities selected by the Debtor or Reorganized Debtor to make or facilitate distributions pursuant to the Plan.

(47)        Disclosure Statement means the First Amended Disclosure Statement for the Debtor’s Plan of Reorganization dated as of June 15, 2013, as the same may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

(48)        Disputed means, in reference to a Claim, any Claim not otherwise Allowed or Disallowed pursuant to this Plan or an order of the Bankruptcy Court (a) which has been Scheduled, or hereafter is listed on the Bankruptcy Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties; (b) proof of which was required to be filed but as to which a Proof of Claim was not timely or properly filed; (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Bankruptcy Schedules as unliquidated, disputed, or contingent; (d) that is disputed in accordance with the provisions of this Plan; or (e) as to which the Debtor or Reorganized KDI, as applicable, has interposed a timely objection in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtor or Reorganized KDI, as applicable in accordance with applicable law, which objection or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim before the expiration of any period of limitation fixed for the interposition by the Debtor or Reorganized KDI of objections to the allowance of Claims, any Claim that is not an Allowed Claim shall be deemed Disputed.

(49)        Disputed Claims Reserve means a reserve to be held in trust for the benefit of holders of Disputed Claims in accordance with the provisions of the Plan.

(50)        Distribution Date means the date(s), occurring as soon as practicable after the Effective Date, upon which distributions are made pursuant to the terms of this Plan to Holders of Allowed Administrative Claims, and other Allowed Claims; provided, however, that should such Allowed Claims be paid in the ordinary course of business, the Distribution Date shall be the date such Allowed Claim becomes payable under the terms of any contract or agreement or applicable non-bankruptcy law.

(51)        Distribution Record Date means the record date which is set forth in Section 6.09 of this Plan.

(52)        Effective Date means the first Business Day on which all conditions precedent set forth in Section 9.02 of this Plan have been satisfied or waived as permitted hereunder.

(53)        Entity has the meaning set forth in Bankruptcy Code § 101(15).

(54)        Equity Subscribers has the meaning set forth in Section 5.09.

(55)        Estate means the estate created for the Debtor in its Chapter 11 Case pursuant to Bankruptcy Code § 541.

(56)        Excluded Party and collectively, Excluded Parties means any employees, officers or directors of the Debtor who are not employed by the Debtor as of the Petition Date, any professionals, representatives, consultants or similar Persons who are not retained or working with the Debtor as of the Petition Date, and the Debtor’s insurance carriers in respect of any obligations in connection with certain actions filed against the Debtor and its current and former officers and directors, including the actions captioned, respectively (a) Voruganti v. Smyth, et al., Index No. 652484/2012 in the Supreme Court of the State of New York, (b) Zak v. Russell, et al., Index No. 654277/2012 in the Supreme Court of the State of New York, (c) Lappen v. Bar-Cohen, et al., Index No. 654544/2012 in the Supreme Court of the State of New York, and (d) Vasut v. Tuzman, et al., 13 Civ. 1175 in the United States District Court for the Southern District of New York, and (e) In re KIT Digital, Inc. Securities Litigation, 12 Civ. 1499 (AT) in the United States District Court for the Southern District of New York, as well as any related actions and/or any actions consolidated with the above-referenced actions, as set forth in a court-approved settlement stipulation, if any, or otherwise as required under the relevant insurance policies.

(57)        Exhibit means an exhibit annexed either to this Plan, the Plan Documents, or the Disclosure Statement or filed as part of the Plan Supplement.

(58)        Expense Reimbursement means the sum of $500,000 to be paid to the Plan Sponsor Group in accordance with Section 5.03 hereof.

(59)        Final Order means an order of the Bankruptcy Court: (a) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for re-argument, rehearing, or reconsideration has expired and to which no appeal, petition for writ of certiorari, or other appellate review, or proceeding for re-argument, rehearing, or reconsideration shall be pending; (b) as to which any right to appeal, petition for certiorari, or move for re-argument, rehearing, or reconsideration shall have been waived in writing by the party with such right; or (c) as to which an appeal, writ of certiorari, motion for re-argument or rehearing has been filed or sought and such order shall not have been stayed.

(60)        Free and Clear means free and clear of all Liens, Claims, Causes of Action, encumbrances, interests, pledges, security interests, rights of setoff, restrictions or limitation on use, successor liabilities, conditions, rights of first refusal, options to purchase, obligations to allow participation, agreements or rights, rights asserted in litigation matters, rights asserted in adversary proceedings in this Chapter 11 Case, competing rights of possession, obligations to lend, matters filed of record that relate to, evidence or secure an obligation of the Debtor or the Estate, (and all created expenses and charges) of any type under, among other things, any document, instrument, agreement, affidavit, matter filed of record, cause, or state or federal law, whether known or unknown, legal or equitable, and all liens, rights of offset, replacement liens, adequate protection liens, charges, obligations, or claims granted, allowed or directed in any order.

(61)        General Unsecured Claim means any Claim that is not a Secured Claim, entitled to priority under the Bankruptcy Code, a Subordinated Claim, an Intercompany Claim, or a Securities Litigation Claim.

(62)        Governance Documents means any certificate of incorporation, certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtor in effect as of the Petition Date.

(63)        Holder means the beneficial holder of any Claim or Interest.

(64)        Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Bankruptcy Code § 1124.

(65)        Initial Request has the meaning set forth in Section 6.06.

(66)        Intercompany Claim means any Claim by a direct or indirect subsidiary, a direct or indirect parent, or an affiliate of the Debtor, against the Debtor.

(67)        Interest(s) means the interest of any holder of equity securities in the Debtor represented by any issued and outstanding common stock or interests, preferred stock or interests, or other instrument evidencing a present ownership interest in the Debtor before the Effective Date (including before the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common stock or preferred stock interests of the Debtor, obligating the Debtor to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of the Debtor, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common stock interests or preferred stock interests or other equity securities (or any right, claim, or interest in and to any common stock interests, preferred stock interests or other equity securities) of the Debtor, any claims for the payment of any distributions with respect to any common stock or preferred stock interests of the Debtor, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of the Debtor’s outstanding common stock interests, preferred stock interests or other equity securities, however evidenced.

(68)        Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

(69)        Litigation Warrants means stock warrants issued in accordance with Section 5.09 of this Plan to Holders of Allowed Subordinated Claims.

(70)        Management Equity Incentive Plan has the meaning set forth in Section 5.13.

(71)        KDI Common Stock means collectively, the authorized, issued and outstanding shares of common stock of the Debtor as of the Petition Date, and any options, warrants, or rights, contractual or otherwise, to acquire any shares of such stock.

(72)        KIT has the meaning set forth in the preamble.

(73)        Net Settlement Fund has the meaning ascribed thereto in the Class 5 Settlement.

(74)        Other Secured Claim means any Secured Claim against the Debtor other than the DIP Facility Claims or the WTI Secured Claim.

(75)        Person means an individual, corporation, general or limited partnership, limited liability company, trust, liquidating trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(76)        Petition Date means the date on which the Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code.

(77)        Plan means this Plan of Reorganization, including any Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or supplemented from time to time as permitted herein and in accordance with the provisions of the Bankruptcy Code and the terms hereof.

(78)        Plan Distribution means the payment or distribution under this Plan of Cash, assets, securities or instruments evidencing an obligation under this Plan or other property of any nature to any Holder of an Allowed Claim.

(79)        Plan Documents means all documents, forms, lists and agreements contemplated under this Plan (including, but not limited to the Plan Supplement) to effectuate the terms and conditions hereof.

(80)        Plan Sponsor Group means, together, JEC Capital Partners, LLC, Prescott Group Capital Management L.L.C., and Stichting Bewaarder Ratio Capital Partners.

(81)        Plan Supplement means any supplement to this Plan, and the compilation of Plan Documents and forms of documents and Exhibits to this Plan, as amended, modified or supplemented from time to time, to be filed by the Debtor as permitted herein on or before the Plan Supplement Filing Date.

(82)        Plan Supplement Filing Date means the date not later than five (5) days before the Voting Deadline, which date may be modified by agreement between the Debtor and the Plan Sponsor Group.

(83)        Plan Support Agreement means that certain Plan Support Agreement dated April 16, 2013, between the Plan Sponsor Group and KIT, which incorporates by reference that certain plan term sheet among the Debtor and the Plan Sponsor Group.

(84)        Priority Non-Tax Claims means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment as specified in Bankruptcy Code § 507(a).

(85)        Priority Tax Claim means a Claim that is entitled to priority pursuant to Bankruptcy Code § 507(a)(8).

(86)        Pro Rata Share means, at any time, with respect to distributions under the Plan, (i) for Holders of Allowed General Unsecured Claims in Class 4, the proportion that each such Holder’s Allowed Class 4 Claim bears to the total amount of all Allowed Class 4 Claims, (ii) for Holders of Allowed Litigation Claims in Class 6 and Allowed Interests in Class 7, the proportion that each such Holder’s Claim, calculated (a) for a Holder of a Claim in Class 6 as the liquidated dollar amount of such Claim determined by a Final Order, and (b) for a Holder of an Interest or Interests in Class 7, as the product of the average daily trading price for the thirty (30) days prior to the Distribution Record Date as displayed on http://www.nasdaq.com/symbol/kitdq multiplied by the number of shares of KDI Common Stock held by such Holder as of the Distribution Record Date, bears to the total amount of all Allowed Class 6 and 7 Claims, taken together, and (iii) with respect to the issuance of Reorganized KDI Class B Common Stock to each member of the Plan Sponsor Group, the proportion set forth in the term sheet attached to the Plan Support Agreement.

(87)        Professional means any professional (a) employed in the Chapter 11 Case pursuant to Bankruptcy Code §§ 327, 328 or 1103 and to be compensated for services rendered pursuant to Bankruptcy Code §§ 327, 328, 329, 330 or 331, or (b) seeking compensation and reimbursement pursuant to Bankruptcy Code § 503(b)(4).

(88)        Professional Fee Claim means a Claim of a Professional for compensation or reimbursement of expenses relating to services after the Petition Date through the Effective Date.

(89)        Proof of Claim (or Interest) means the proof of claim (or interest) that must be filed by a Holder of a Claim (or Interest) by the date(s) designated by the Bankruptcy Court as the Bar Date.

(90)        Purchase Price means the aggregate sum of $25,000,000 to be provided by the Plan Sponsor Group pursuant to the Plan Support Agreement.

(91)        Reinstated means, with respect to Claims and Interests, the treatment provided for in § 1124 of the Bankruptcy Code.

(92)        Related Persons means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective current and former members, partners, equity-holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals); provided, that the Related Person shall not include any Excluded Party.

(93)        Released Persons means the Debtor, Reorganized KDI, WTI, the Plan Sponsor Group, the DIP Facility Lender, any statutory committee and its respective members in their capacity as such, and any of their respective officers, directors, members, managers, employees, equity holders, partners, Affiliates, advisors, attorneys, consultants, agents, professionals, representatives, or any of their successors or assigns; provided, that the Released Persons shall not include any Excluded Party.

(94)        Reorganized KDI means KIT digital, Inc. from and after the Effective Date.

(95)        Reorganized KDI Class A Common Stock means, together, the Reorganized KDI Class A1 Common Stock and the Reorganized KDI Class A2 Common Stock.

(96)        Reorganized KDI Class A1 Common Stock means the shares of stock in Reorganized KDI which will be issued under this Plan to the DIP Facility Lender, WTI and the Plan Sponsor Group, in each case as described in Section 5.07.

(97)        Reorganized KDI Class A2 Common Stock means the shares of stock in Reorganized KDI, which will be issued to Equity Subscribers upon the exercise of any Reorganized KDI Warrants and to Allowed Subordinated Claims upon the exercise of any Litigation Warrants.

(98)        Reorganized KDI Class B Common Stock means the shares of stock in Reorganized KDI which will be issued under this Plan to the Plan Sponsor Group and as described in Section 5.07(b).

(99)        Reorganized KDI Interests means, together, the Reorganized KDI Class A Common Stock and the Reorganized KDI Class B Common Stock.

(100)       Reorganized KDI Warrants means stock warrants issued in accordance with Section 5.08 of this Plan.

(101)       Scheduled means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Bankruptcy Schedules.

(102)       Secured means, when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code § 553, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a); or (b) Allowed pursuant to this Plan as a Secured Claim.

(103)       Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

(104)       Securities Litigation Claim means any Claim of a plaintiff or member of the putative class in the Consolidated Securities Action.

(105)       Sponsor Group Common Stock means those shares of Reorganized KDI Class A Common Stock owned by the Plan Sponsor Group after expiration of the Reorganized KDI Warrant redemption period and conversion of all remaining Reorganized KDI Class B Common Stock as detailed in Article V.

(106)       Subordinated Claims means all Claims and Causes of Action against the Debtor whether or not subject to an existing lawsuit, for damages arising from the purchase or sale of a security of the Debtor and any other Claims subordinated in payment to General Unsecured Claims under Bankruptcy Code § 510(b).

(107)       Unclaimed Property has the meaning set forth in Section 6.03 of this Plan.

(108)       Unimpaired means a Claim or Interest that is not Impaired.

(109)       Venture V has the meaning set forth in the definition of “2010 Loan Facility.”

(110)       Venture VI has the meaning set forth in the definition of “2011 Loan Agreement.”

(111)       Voting Deadline means the date by which a Creditor must deliver a Ballot to accept or reject this Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to this Plan.

(112)       WTI means Western Technology Investments, including its Affiliates, Venture V and Venture VI.

(113)       WTI Loan means, together, the 2010 Loan Facility and the 2011 Loan Facility.

(114)       WTI Secured Claim means all Claims of WTI under the WTI Loan.

(115)       WTI Warrants means warrants of Reorganized KDI granting WTI the right to purchase Reorganized KDI Class A Common Stock at a price of $1,500,000 struck at an enterprise valuation of $150,000,000, which warrants will be substantially in the form of WTI’s existing warrants in the Debtor and have a 10-year exercise period.

(116)       2010 Loan Facility means that certain Loan and Security Agreement dated April 15, 2010, with Venture Lending & Leasing V, Inc. (“Venture V”), an Affiliate of WTI, pursuant to which the Debtor initially borrowed $5 million, together with that certain supplement dated June 10, 2010, pursuant to which the Debtor borrowed an additional $1 million from Venture V.

(117)       2011 Loan Agreement means that certain Loan and Security Agreement dated May 16, 2011, with an Affiliate of WTI, Venture Lending & Leasing VI, Inc. (“Venture VI”), for a $15 million term loan.

Section 1.03         Rules of Interpretation

For purposes of this Plan, (i) except as provided in Article X, any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) except as provided in Article X, any reference in this Plan to an existing document or exhibit filed or to be filed with the Bankruptcy Court, means such document or exhibit as it may have been or may be amended, modified, or supplemented as permitted herein; (iii) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan; (iv) the words “herein,” “hereto,” and “hereof” refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction set forth in Bankruptcy Code § 102 and in the Bankruptcy Rules shall apply.

Section 1.04         Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 1.05         Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to legal currency of the United States of America, unless otherwise expressly provided.

Section 1.06         Reference to the Debtor or Reorganized KDI

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor or to Reorganized KDI shall mean the Debtor and Reorganized KDI, as applicable, to the extent the context requires.

Section 1.07         Exhibits and Plan Supplement

All Exhibits, all Plan Documents, as well as the Plan Supplement, are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits and Plan Supplement shall be timely filed with the Clerk of the Bankruptcy Court on or before the Plan Supplement Filing Date. Holders of Claims and Interests may obtain a copy of the filed Exhibits and the Plan Supplement upon written request to the Debtor’s counsel. Upon their filing, the Exhibits and the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.nysb.uscourts.gov/ or at the Balloting Agent’s website for this Case at www.americanlegalclaims.com/kdi. The documents contained in the Exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. The Debtor explicitly reserves the right to modify or make additions to or subtractions from any Exhibit to this Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to this Plan before the Confirmation Date.

Section 1.08         Deemed Acts

Whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of this Plan and the Confirmation Order.

Article II

UNCLASSIFIED CLAIMS
(NOT ENTITLED TO VOTE ON THIS PLAN)

In accordance with Bankruptcy Code § 1123(a)(l), Administrative Claims, DIP Facility Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III and Article IV hereof. These unclassified Claims are treated as follows:

Section 2.01         Treatment of Administrative Claims

Except as otherwise provided for in this Plan, each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim: (a) to the extent such claim is due and owing on the Effective Date, be paid in full, in Cash, on the Effective Date; (b) to the extent such claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement among the Debtor or Reorganized KDI and such Holder, or (ii) on the later of ten (10) Business Days after such Claim becomes due and payable under applicable non-bankruptcy law or ten (10) Business Days after such Claim becomes an Allowed Administrative Claim pursuant to a Final Order of the Bankruptcy Court or (c) receive such other treatment as to which such Holder may agree with the Debtor or Reorganized KDI; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business (including, without limitation, amounts owed to vendors and suppliers since the Petition Date) shall be paid in full by Reorganized KDI in the ordinary course with past practice of the Debtor and consistent with the terms and subject to the conditions of any agreements governing, or other documents relating to, such transactions. Cash payments of Allowed Administrative Claims shall be paid from Available Cash.

Section 2.02         Treatment of DIP Facility Claims

DIP Facility Claims shall be Allowed Claims under the Plan in the aggregate amount equal to all obligations under the DIP Facility outstanding as of the Effective Date, as agreed to by the Debtor and the DIP Facility Lender, or, in the event of a dispute regarding such amount, as such amount has been determined by a Final Order of the Bankruptcy Court. On the Effective Date (or as soon thereafter as is practicable) the DIP Facility Lender shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed DIP Facility Claims, (a) Cash paid from Available Cash in an amount equal to all then outstanding accrued interest owing under the DIP Facility and (b) Reorganized KDI Class A1 Common Stock representing 10.71% of the issued and outstanding Reorganized KDI Interests, on an as converted basis.

Section 2.03         Bar Dates for Certain Claims

(a)          Administrative Claims; Substantial Contribution Claims. The Bar Date for filing of all Administrative Claims, including substantial contribution claims will be the date that is thirty (30) days after the Effective Date (such date, the “Administrative Claims Bar Date”). Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. § 1930 and administrative tax claims must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. Within five (5) days of the Effective Date, Reorganized KDI shall serve, and file on the docket of the Bankruptcy Court, a notice setting forth the Administrative Claims Bar Date. Reorganized KDI shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b)          Administrative Ordinary Course Liabilities. Holders of Administrative Claims that are based on liabilities incurred and paid by the Debtor in the ordinary course of the Debtor’s business (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) on and after the Petition Date shall not be required to file any request for payment of such Administrative Claims. For the avoidance of doubt, Holders of Administrative Claims pursuant to Bankruptcy Code § 503(b)(9) shall be required to file a proof of Administrative Claim on or before the Bar Date.

(c)          Administrative Tax Claims. All requests for payment of Administrative Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be filed and served on the Debtor and Reorganized KDI and any other party specifically requesting a copy in writing on or before the later of (a) thirty (30) days after the Effective Date; and (b) one hundred and twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Within five (5) days of the Effective Date, Reorganized KDI shall serve, and file on the docket of the Bankruptcy Court, a notice setting forth such applicable Bar Date. Any Holder of any such Claim that is required to file a request for payment of such taxes and does not file and properly serve such a claim by the applicable Bar Date shall be forever barred from asserting any such claim against the Debtor, Reorganized KDI, the Disbursing Agent or their property, regardless of whether any such Claim is deemed to arise on or before the Effective Date. Any interested party desiring to object to an Administrative Claim for taxes must file and serve its objection on counsel to the Debtor and Reorganized KDI and the relevant taxing authority no later than ninety (90) days after the taxing authority files and serves its Claim.

(d)          Professional Fee Claims. All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code §§ 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the Debtor before the Effective Date (other than substantial contribution claims under Bankruptcy Code § 503(b)(4)) must be filed with the Bankruptcy Court and served on Reorganized KDI and its counsel no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Within five (5) days of the Effective Date, Reorganized KDI shall serve, and file on the docket of the Bankruptcy Court, a notice setting forth such applicable Bar Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed with the Bankruptcy Court and served on the Debtor and Reorganized KDI and their respective counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

Section 2.04         Payment of Statutory Fees

On or before the Effective Date (or as soon as reasonably practicable after such fees become due), the Debtor shall have paid in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to § 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

Section 2.05         Treatment of Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge thereof, receive (i) such treatment as to which such Holder may agree with the Debtor, or (ii) at the sole option of the Debtor, (a) payment in full from Available Cash, of such Allowed Priority Tax Claim, plus interest at the Case Interest Rate, on the Effective Date; or (b) treatment in accordance with Bankruptcy Code § 1129(a)(9)(C) or 1129(a)(9)(D), as the case may be, subject to the approval of the Plan Sponsor Group.

Article III

CLASSIFICATION OF CLAIMS AND INTERESTS

AND ACCEPTANCE REQUIREMENTS

Section 3.01         Introduction

The categories of Claims and Interests set forth herein classify Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to this Plan and Bankruptcy Code §§ 1122 and 1123(a)(l). A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. Notwithstanding anything to the contrary in this Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to Bankruptcy Code § 1123(a)(l)) are classified in Section 4.01 through Section 4.07 in this Plan.

Section 3.02         Voting; Presumptions

(a)          Acceptance by Impaired Classes. Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under this Plan shall be entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. An Impaired Class of Interests shall have accepted this Plan if the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept this Plan.

(b)          Voting Presumptions. Claims and Interests in Unimpaired Classes are conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f) and, therefore, are not entitled to vote to accept or reject this Plan. Claims and Interests in Classes that do not entitle the Holders thereof to receive or retain any property under this Plan are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code § 1126(g) and, therefore, are not entitled to vote to accept or reject this Plan.

Section 3.03         Cram Down – Nonconsensual Confirmation

If each Impaired Class of Claims or Interests entitled to vote shall not accept the Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c) or 1126(d), the Debtor requests Confirmation of the Plan under Bankruptcy Code § 1129(b). In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code § 1129(b) requires modification or any other reason in its sole discretion.

Section 3.04         Identification of Claims and Interests

The following table designates the Classes of Claims against, and Interests in, the Debtor and specifies which of those Classes and Interests are (a) Impaired or Unimpaired by this Plan; (b) entitled to vote to accept or reject this Plan in accordance with Bankruptcy Code § 1126; and (c) deemed to accept or reject this Plan.

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash	Unclassified	Not entitled to vote
—	DIP Facility Claims	Paid in full in Cash and Reorganized KDI Class A1 Common Stock	Unclassified	Not entitled to vote
—	Priority Tax Claims	Paid in full in Cash	Unclassified	Not entitled to vote
1	Priority Non-Tax Claims	Paid in full in Cash	Unimpaired	Not entitled to vote; deemed to accept the Plan
2	Secured Claims of WTI	Cash of $9 million; Reorganized KDI Class A1 Common Stock valued at $650,000 based on the same price per share paid for the Reorganized KDI Class B Common Stock by the Plan Sponsor Group; and the WTI Warrants	Impaired	Yes, entitled to vote
3	Other Secured Claims	Reinstated or paid in full in Cash	Unimpaired	Not entitled to vote; deemed to accept the Plan
4	General Unsecured Claims	Paid in Cash from Available Cash after payment of senior Claims	Impaired	Yes, entitled to vote
5	Securities Litigation Claims	Paid Class 5 Pro Rata Share of Net Settlement Fund	Impaired	Yes, entitled to vote

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
6	Subordinated Claims (other than Securities Litigation Claims)	Receive their Pro Rata Share of Litigation Warrants and Available Cash after payment of General Unsecured Claims in full	Impaired	Yes, entitled to vote
7	Interests	Receive their Pro Rata Share of Reorganized KDI Warrants and Available Cash after payment of General Unsecured Claims in full	Impaired	Yes, entitled to vote

Article IV

TREATMENT OF CLAIMS AND INTERESTS

Section 4.01         Priority Non-Tax Claims

Classification: Class 1 consists of Allowed Priority Non-Tax Claims against the Debtor.

Treatment: Each Holder of an Allowed Claim in Class 1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtor, (i) Cash equal to the amount of such Allowed Claim in Class 1 in accordance with Bankruptcy Code § 1129(a)(9), plus interest at the Case Interest Rate, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) ten (10) Business Days after the date such Claim in Class 1 becomes an Allowed Priority Non-Tax Claim; or (ii) such other treatment, agreed to by the Debtor and the Holder of an Allowed Claim in Class 1, required to render such Allowed Claim in Class 1 Unimpaired pursuant to Bankruptcy Code § 1124.

Voting: Claims in Class 1 are Unimpaired. Each Holder of an Allowed Priority Non-Tax Claim shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.02         WTI Secured Claims

Classification: Class 2 consists of the Allowed WTI Secured Claim against the Debtor.

Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed WTI Secured Claim shall receive, in full satisfaction, settlement, release and discharge of all Allowed WTI Secured Claims, (a) Cash in an amount equal to $9,000,000; (b) Reorganized KDI Class A1 Common Stock valued at $650,000 based on the same per share price as paid by the Plan Sponsor Group for the Reorganized KDI Class B Common Stock; and (c) the WTI Warrants.

Voting: Class 2 is Impaired. Each Holder of an Allowed WTI Secured Claim shall be entitled to vote to accept or reject this Plan.

Section 4.03         Other Secured Claims

Classification: Class 3 consists of all Allowed Other Secured Claims against the Debtor.

Treatment: On the latest of (x) the Effective Date, (y) the date on which an Other Secured Claim becomes an Allowed Claim, or (z) such other date as may be ordered by the Bankruptcy Court, or, in each case as reasonably practicable thereafter, each Allowed Other Secured Claim shall be, at the election of the Debtor (after consultation with the Plan Sponsor Group): (i) Reinstated, (ii) paid in Cash plus interest at the Case Interest Rate, in full satisfaction, settlement, release and discharge of such Allowed Other Secured Claim, (iii) satisfied by the Debtor's surrender of the collateral securing such Allowed Other Secured Claim, or (iv) offset against, and to the extent of, the Debtor's claims against the Holder of such Allowed Other Secured Claim.

Voting: Claims in Class 3 are Unimpaired. Each Holder of an Allowed Other Secured Claim shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.04         General Unsecured Claims

Classification: Class 4 consists of all Allowed General Unsecured Claims against the Debtor.

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim has agreed to a different treatment, each Holder of an Allowed General Unsecured Claim shall, on the Effective Date, or as soon as practicable thereafter, receive, in full satisfaction, settlement, release and discharge of such Allowed General Unsecured Claim, its Pro Rata Share of Available Cash (less amounts reserved on account of Disputed Claims and placed into the Disputed Claims Reserve pursuant to Sections 8.05 and 8.07 herein) equal to the unpaid amount of such Allowed General Unsecured Claim, but not including any postpetition interest. For the avoidance of doubt, Available Cash shall be used first to pay Allowed Administrative Claims, DIP Facility Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims of WTI and Other Secured Claims.

General Unsecured Claims shall exclude Intercompany Claims. On the Effective Date, or as soon as practicable thereafter, all of the Intercompany Claims against the Debtor as of the Effective Date shall be adjusted, canceled, continued, waived, or discharged in full or in part, in each case as agreed by the Debtor and the Plan Sponsor Group. Intercompany Claims will not be entitled to a distribution under this Plan.

Voting: Claims in Class 4 are Impaired. Each Holder of an Allowed General Unsecured Claim (other than an Intercompany Claim) shall be entitled to vote to accept or reject this Plan.

Section 4.05         Securities Litigation Claims

Classification: Class 5 consists of all Allowed Securities Litigation Claims against the Debtor.

Treatment: Securities Litigation Claims are Disputed Claims that, if Allowed, shall be subordinated in payment to all other General Unsecured Claims under Bankruptcy Code § 510(b). Each Holder of an Allowed Securities Litigation Claim shall receive from the Debtor in full satisfaction, settlement, release, discharge of, and in exchange for such Allowed Securities Litigation Claim, its Class 5 Pro Rata Share of the Net Settlement Fund as set forth in the Class 5 Settlement. The Net Settlement Fund, which is defined in the Class 5 Settlement, includes approximately $6 million of insurance proceeds and, to the extent available, the Class 5 Grant Thornton Recovery.

Voting: Claims in Class 5 are Impaired. Each Holder of an Allowed Securities Litigation Claim shall be entitled to vote to accept or reject the Plan.

Section 4.06         Subordinated Claims (Other than Securities Litigation Claims)

Classification: Class 6 consists of all Allowed Subordinated Claims against the Debtor.

Treatment: Subordinated Claims are Disputed Claims that, if Allowed, shall be subordinated in payment to all General Unsecured Claims. Except to the extent that a Holder of an Allowed Claim in Class 6 has agreed to a different treatment, on the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Subordinated Claim in Class 6 shall receive from the Debtor in full satisfaction, settlement, release, discharge of, and in exchange for such Allowed Subordinated Claim, its Pro Rata Share of Available Cash after payment of General Unsecured Claims in full. To the extent that any Allowed Subordinated Claim is not fully paid from Available Cash, the Holder thereof shall be entitled to receive one Litigation Warrant for every dollar of such Holder’s Allowed Litigation Claim not satisfied from Available Cash.

Voting: Claims in Class 6 are Impaired. Each Holder of an Allowed Subordinated Claim shall be entitled to vote to accept or reject this Plan.

Section 4.07         Interests

Classification: Class 7 consists of all Allowed Interests represented by the KDI Common Stock.

Treatment: Except to the extent that a Holder of an Allowed Interest in Class 7 has agreed to a different treatment, on the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Interest in Class 7 shall receive from the Debtor in full satisfaction, settlement, release, discharge of, and in exchange for such Interest, its Pro Rata Share of Available Cash, after payment of General Unsecured Claims in full, and shall be entitled to receive one Reorganized KDI Warrant for each outstanding share of KDI Common Stock held by such Holder as of the Distribution Record Date; provided, however, that any options, warrants, or rights, contractual or otherwise, to acquire an Interest that are not exercised by the Distribution Record Date will be cancelled effective as of the Distribution Record Date and shall receive no distributions therefore under the Plan.

Voting: Interests in Class 7 are Impaired. Each Holder of an Allowed Interest shall be entitled to vote to accept or reject this Plan.

Article V

MEANS FOR IMPLEMENTATION OF THIS PLAN
AND POST EFFECTIVE DATE GOVERNANCE

Section 5.01         Date of Plan Distributions on Account of Allowed Claims

Except as otherwise specifically provided herein, any distributions and delivery to be made under this Plan shall be made on the Effective Date or as soon as practicable thereafter. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 5.02         Sources of Cash for the Plan Distributions

Except as otherwise specifically provided herein or in the Confirmation Order, all Cash required for the payments to be made hereunder shall be obtained from the Available Cash.

Section 5.03         Expense Reimbursement

The Debtor shall pay to the Plan Sponsor Group the Expense Reimbursement on the Effective Date or in accordance with Section 5.04 below.

Section 5.04         Preservation of Fiduciary Duties

During the term of the Plan Support Agreement, the Debtor shall not allow any of its representatives, agents or employees to, directly or indirectly (including, without limitation, by encouraging any other entity to), (i) solicit, support, prosecute, encourage or respond in the affirmative to any offer to purchase the equity of the Debtor, all or substantially all of its assets or propose any plan of reorganization or plan of liquidation to retain or dispose of all or any material portion of the equity of the Debtor or its assets, other than as part of the restructuring contemplated by this Plan (an “Alternate Transaction”) or negotiate, enter into, consummate or otherwise participate in any Alternate Transaction, or (ii) take any other action that could reasonably be expected to hinder, block, prevent, delay or impede the transactions contemplated by the Plan Support Agreement, including, without limitation, commencing against the Debtor any case, proceeding or action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; provided, however, as set forth in the Plan Support Agreement, that if after the date hereof the Board of Directors of the Debtor receives a written offer to enter into an Alternative Transaction made after the date hereof in circumstances not involving a breach of this Section 5.04 of the Plan and the Board of Directors of the Debtor (a) believes in good faith that such Alternative Transaction is bona fide, (b) determines in good faith that such Alternative Transaction constitutes or might reasonably be expected to lead to a superior proposal, and (c) determines in good faith, after consulting with and receiving advice of its outside counsel, that consideration of the proposal is necessary or appropriate to satisfy its fiduciary duties to the Debtor’s stockholders under Delaware law, then the Debtor may, after providing the Plan Sponsor Group with written notice reasonably practicable under the circumstances: (i) furnish information with respect to the Debtor to the third party proposing such Alternative Transaction; provided, that the Debtor, concurrently with its delivery to such third party, advises the Plan Sponsor Group of all non-public information delivered to such third party and delivers to the Plan Sponsor Group all such information not previously provided to the Plan Sponsor Group, and (ii) consider and participate in discussions and negotiations with such third party or its representatives regarding such Alternative Transaction. As set forth in the Plan Support Agreement, if the Debtor, after satisfying the terms of the Plan Support Agreement and not in breach of its obligations thereunder, the Debtor accepts or enters into an offer with respect to an Alternative Transaction with a third party, the Debtor shall pay a break-up fee to the Sponsors of $1.5 million and the Expense Reimbursement.

Section 5.05         The Purchase Price

On the Effective Date, each member of the Plan Sponsor Group shall fund its pro rata share of the Purchase Price in accordance with the Plan Support Agreement and related documents and in exchange for, among other things, the Reorganized KDI Class B Common Stock as detailed in Section 5.07.

Section 5.06         Cancellation of Interests

On the Effective Date, all Interests in the Debtor (i.e., KDI Common Stock), including, without limitation, any and all options or rights to exercise warrants or options or to otherwise acquire any KDI Common Stock or any other Interest in the Debtor shall be canceled and be deemed terminated and of no force and effect and the certificates that previously evidenced ownership of those Interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in the Debtor or Reorganized KDI.

Section 5.07         Issuance of New Interests

(a)          Reorganized KDI Class A Common Stock. On the Effective Date, after all shares of KDI Common Stock are cancelled, Reorganized KDI shall issue two different series of shares of Reorganized KDI Class A Common Stock, Class A1 and Class A2. Each series of Reorganized KDI Class A Common Stock shall be identical and have the same voting powers, designations, preferences and other rights, as will be set forth in the Governance Documents, and as more fully described below.

On the Effective Date, Reorganized KDI shall issue Reorganized KDI Class A1 Common Stock, representing 10.71% of all Reorganized KDI Interests, to the DIP Facility Lender and such shares shall be Free and Clear. The remainder of Reorganized KDI Class A1 Common Stock shall be authorized and reserved for (i) shares to be issued to WTI in accordance with Section 4.02 hereof, (ii) shares to be issued to the Plan Sponsor Group in respect of the Commitment Fee, to the extent so elected in accordance with the Plan Support Agreement, and (iii) shares to be issued upon the conversion of the Reorganized KDI Class B Common Stock. Reorganized KDI Class A2 Common Stock will also be authorized and reserved on the Effective Date to be issued upon exercise of Reorganized KDI Warrants to Equity Subscribers and exercising Holders of Litigation Warrants.

(b)          Reorganized KDI Class B Common Stock. Also on the Effective Date, in exchange for the Purchase Price, Reorganized KDI shall issue 100% of the Reorganized KDI Class B Common Stock, on a Pro Rata basis, to the members of the Plan Sponsor Group. The Reorganized KDI Class B Common Stock shall represent 89.29% of the total number of shares of Reorganized KDI Interests issued and outstanding prior to the exercise of any Reorganized KDI Warrants. The Reorganized KDI Class B Common Stock shall be identical in rights to the Reorganized KDI Class A Common Stock except that the Reorganized KDI Class B Common Stock shall be subject to (i) redemption upon exercise of the Reorganized KDI Warrants as detailed below in Section 5.08 and (ii) automatic conversion to Reorganized KDI Class A1 Common Stock, to the extent not redeemed, upon the expiration of the exercise period of the Reorganized KDI Warrants.

(c)          Sponsor Group Common Stock. The shares of Reorganized KDI Class A Common Stock to be issued under the Plan to the Plan Sponsor Group, shall be subject to dilution for any Management Equity Incentive Plan, the Reorganized KDI Class A1 Common Stock to be issued to WTI on account of the WTI Secured Claims, and any Commitment Fee payable to the Plan Sponsor Group in shares of Reorganized KDI Class A1 Common Stock.

(d)          Share Issuance. The Reorganized KDI Class A Common Stock, Reorganized KDI Class B Common Stock, the Reorganized KDI Warrants, the Litigation Warrants, and any equity awards under the Management Equity Incentive Plan shall be authorized without the need for any further corporate action or without any further action by a Holder of a Claim or Interest. The Disbursing Agent will be the transfer agent, registrar and redemption agent for all shares and warrants issued under the Plan. All shares of common stock and the Reorganized KDI Warrants issued pursuant to the Plan shall be duly authorized, validly issued and fully paid and non-assessable.

Section 5.08         Reorganized KDI Warrants

On the Effective Date, Reorganized KDI shall issue one Reorganized KDI Warrant for each outstanding share of KDI Common Stock, which shall be exercisable for one share of Reorganized KDI Class A2 Common Stock at an exercise price equal to $0.205 per share. Proceeds of the exercise of Reorganized KDI Warrants shall not exceed $12.5 million and shall be used to redeem up to fifty percent (50%) of the Reorganized KDI Class B Common Stock issued to the Plan Sponsor Group pursuant to this Plan. The Reorganized KDI Warrants shall be distributed as detailed in Article VI of this Plan.

The Reorganized KDI Warrants will have the following terms:

(i)          on the Effective Date, Reorganized KDI shall issue one Reorganized KDI Warrant for each outstanding share of KDI Common Stock;

(ii)         if fully exercised, the shares of Reorganized KDI Class A2 Common Stock shall represent 44.645% of all Reorganized KDI Interests (subject to dilution for any Management Equity Incentive Plan, the Reorganized KDI Class A1 Common Stock to be issued to WTI on account of the WTI Secured Claims, and any Commitment Fee payable to the Plan Sponsor Group in shares of Reorganized KDI Class A1 Common Stock);

(iii)        each Reorganized KDI Warrant shall be exercisable for thirty (30) days following the distribution of such warrant pursuant to the Plan;

(iv)        each Holder of Reorganized KDI Warrants must exercise all Reorganized KDI Warrants received under the Plan in full, and not in part; and

(v)         Holders of KDI Common Stock, other than a member of the Plan Sponsor Group, that exercise their Reorganized KDI Warrants in full shall have the right, but not the obligation, to subscribe, on a pro rata basis, for any Reorganized KDI Warrants not exercised upon the expiration of the exercise period, by so electing pursuant to the terms of the Reorganized KDI Warrant at the time of its initial exercise; provided, however, that upon exercise of all such Reorganized KDI Warrants so subscribed, such Holder’s ownership percentage of all Reorganized KDI Interests shall be no greater than such Holder’s equity percentage of KDI Common Stock as of the Distribution Record Date..

Upon expiration of the 30-day Reorganized KDI Warrant exercise period, each remaining share of Reorganized KDI Class B Common Stock (i.e., such Reorganized KDI Class B Common Stock as has not been redeemed via the proceeds of the exercised Reorganized KDI Warrants) shall automatically convert to a share of Reorganized KDI Class A1 Common Stock.

For the avoidance of doubt, notwithstanding the number of Reorganized KDI Warrants exercised at the end of the exercise period, the Plan Sponsor Group will retain no less than fifty percent (50%) of the Reorganized KDI Class B Common Stock, which shall be automatically convertible at such time into Reorganized KDI Class A1 Common Stock, representing no less than 44.645% of all Reorganized KDI Interests (subject to dilution for any Management Equity Incentive Plan, the Reorganized KDI Class A1 Common Stock to be issued to WTI on account of the WTI Secured Claims, and any Commitment Fee payable to the Plan Sponsor Group in shares of Reorganized KDI Class A1 Common Stock).

The Reorganized KDI Warrants shall not be transferable.

Holders of Class 7 Interests that exercise the Reorganized KDI Warrants issued hereunder shall receive, together with holders of Class 6 Securities Litigation Claims that exercise the Litigation Warrants, their Pro Rata Share of any recovery received by Reorganized KDI in respect of its recovery against Grant Thornton LLP in connection with the audit and related services Grant Thornton LLP provided to the Debtor between 2009 and 2012 but only to the extent net proceeds received by Reorganized KDI exceed $250,000. For the avoidance of doubt, this right is not transferable and only the exercising holder of the Reorganized KDI Warrant shall be entitled to receive any such recovery. Nothing herein shall impact or alter the Class 5 Grant Thornton Recovery pursuant to the Class 5 Settlement.

Section 5.09         Litigation Warrants

To the extent that any Allowed Subordinated Claims are not satisfied in full from Available Cash, on the Effective Date or on such later date when the Subordinated Claim is Allowed, Reorganized KDI shall also issue to Holders of Allowed Subordinated Claims one Litigation Warrant for each $1 of Allowed Subordinated Claim that is not satisfied from Available Cash. The Litigation Warrants shall be on the same terms as the Reorganized KDI Warrants, including the exercise price, exercise period, and the requirement that each Holder of Litigation Warrants must exercise all Litigation Warrants received under the Plan in full, and not in part. The Litigation Warrants will be distributed as detailed in Article VI of this Plan.

Proceeds from the exercise of Litigation Warrants shall be distributed by the Disbursing Agent to Holders of Reorganized KDI Class A2 Common Stock holding such Reorganized KDI Class A2 Common Stock immediately prior to such exercise of any Litigation Warrants (the “Equity Subscribers”), on a pro rata basis, to the extent possible, as a return on capital as soon as practicable (or on more occasions as determined in the sole discretion of the Board of Directors of Reorganized KDI); provided, that no distribution shall be made unless Reorganized KDI has received at least $500,000 of proceeds at the time of each distribution.

Shares of Reorganized KDI Class A2 Common Stock issuable upon the exercise of the Litigation Warrants shall dilute the then-outstanding Reorganized KDI Class A2 Common Stock. The Reorganized KDI Class A2 Common Stock issuable on account of Allowed Subordinated Claims shall provide Holders thereof with a pro rata portion of the Reorganized KDI Interests available to Equity Subscribers, with the pro rata portion based on a fraction (expressed as a percentage), the numerator of which shall be the dollar amount of the Holder’s Allowed Subordinated Claim (not satisfied by Available Cash) and the denominator of which shall be the aggregate number of issued and then-outstanding shares of Class A2 Common Stock, inclusive of the shares to be issued to exercising holders of the Litigation Warrants. Exercise of the Litigation Warrants shall not dilute any Reorganized KDI Class A1 Common Stock.

The Litigation Warrants shall not be transferable.

Holders of Class 6 Subordinated Claims that exercise the Litigation Warrants issued hereunder shall receive, together with those holders of Class 7 Interests that exercise the Reorganized KDI Warrants, their Pro Rata Share of any recovery received by Reorganized KDI in respect of its recovery against Grant Thornton LLP in connection with the audit and related services Grant Thornton LLP provided to the Debtor between 2009 and 2012 but only to the extent net proceeds received by Reorganized KDI exceed $250,000. For the avoidance of doubt, this right is not transferable and only the exercising holder of the Litigation Warrant shall be entitled to receive any such recovery. Nothing herein shall impact or alter the Class 5 Grant Thornton Recovery pursuant to the Class 5 Settlement.

Section 5.10         Governance Documents

On the Effective Date, the Governance Documents of KDI shall be deemed amended and restated in substantially the form set forth in the Plan Supplement, and in form and substance acceptable to the Plan Sponsor Group in its sole discretion, without any further action by the directors or stockholders of the Debtor or Reorganized KDI. The amended and restated Governance Documents will, among other things, contain appropriate provisions prohibiting the issuance of nonvoting equity securities to the extent required by § 1123(a)(6) of the Bankruptcy Code. On the Effective Date, or as soon as practicable thereafter, the Debtor or Reorganized KDI will, if required by applicable state law, file with the Secretary of State of the appropriate jurisdiction the amended and restated Governance Documents.

Section 5.11         Board of Directors of Reorganized KDI

As of the Effective Date, each current director of KDI shall be terminated without the necessity of further action. Reorganized KDI shall have a five-person Board of Directors consisting of the following designations: (i) three (3) directors to be designated by the Plan Support Group, (ii) one (1) independent director to be selected by the Plan Sponsor Group, and (iii) one (1) director to be the Chief Executive Officer of Reorganized KDI. The names of the initial anticipated members of the Board of Directors of Reorganized KDI shall be disclosed to the Bankruptcy Court pursuant to Bankruptcy Code § 1129(a)(5) on or before the Confirmation Date, unless some later date is permitted by the Bankruptcy Court.

The Board of Directors of Reorganized KDI shall have full power and authority to manage the business and affairs of Reorganized KDI.

Section 5.12         Management of Reorganized KDI

The Plan Sponsor Group shall be entitled to designate the officers of Reorganized KDI after the Effective Date. Reorganized KDI’s officers shall serve in accordance with any employment agreement with Reorganized KDI and applicable nonbankruptcy law. The Debtor will disclose the identities of senior management in the Plan Supplement.

Section 5.13         Management Equity Incentive Plan

Following the Effective Date, a management equity incentive plan, consisting of Reorganized KDI Class A1 Common Stock, may be adopted by Reorganized KDI (the “Management Equity Incentive Plan”). The terms and conditions of any Management Equity Incentive Plan shall be determined by the Board of Directors of Reorganized KDI.

Section 5.14         Continued Corporate Existence; Vesting of the Debtor’s Property

Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtor shall continue to exist with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Debtor (including, but not limited to, the Debtor’s respective interests in any non-Debtor subsidiary or Affiliate to the extent that any such non-Debtor subsidiary or Affiliate has not been dissolved, sold, or otherwise transferred under applicable law prior to the Effective Date), wherever situated, shall vest in Reorganized KDI, subject to the provisions of the Plan and the Confirmation Order. Thereafter, Reorganized KDI may operate the Debtor’s business, incur debt and other obligations in the ordinary course of its business, and may otherwise use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Bankruptcy Court. After the Effective Date, all property retained by Reorganized KDI pursuant hereto shall be Free and Clear, except for (i) as is contemplated by or provided in the Plan or the Confirmation Order; (ii) the obligation to perform according to the Plan and the Confirmation Order; and (iii) the respective Claims, debts, Liens, security interests, encumbrances, and interests of those Holders of Allowed Claims in Class 3 whose Allowed Other Secured Claims the Debtor elects to Reinstate.

Section 5.15         Cancellation of Existing Secured Claims

Except as otherwise provided herein, upon the Effective Date, any Lien encumbering the Debtor's property shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the Debtor (or Reorganized KDI) any Collateral or other property of the Debtor (or Reorganized KDI) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

Section 5.16         Exemption from Registration

The WTI Warrants, the Reorganized KDI Warrants and the Litigation Warrants (and the Reorganized KDI Class A Common Stock issued upon the exercise of such Warrants), and the Reorganized KDI Class A Common Stock distributed to the DIP Facility Lender, shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration before the offering, issuance, distribution or sale of securities. In addition, the Reorganized KDI Class B Common Stock shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Section 4(2) of the Securities Act or other applicable law requiring registration before the offering, issuance, distribution or sale of securities.

Section 5.17         Authorization for Transaction

On the Effective Date or as soon as reasonably practicable thereafter, the Debtor, and Reorganized KDI may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtor, or Reorganized KDI determines are necessary or appropriate.

Section 5.18         Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in this Plan or are expressly and specifically released in connection with this Plan and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Case, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Bankruptcy Code § 1123(b): (1) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtor or its Estate shall be transferred to Reorganized KDI, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been Scheduled, listed or referred to in this Plan, the Bankruptcy Schedules, or any other document filed with the Bankruptcy Court; and (2) Reorganized KDI does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estate, (a) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in this Plan, the Bankruptcy Schedules, the Bankruptcy SOFAs, or any other document filed with the Bankruptcy Court; (b) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtor; and (c) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a Proof of Claim in the Chapter 11 Case, filed a notice of appearance or any other pleading or notice in the Chapter 11 Case, voted for or against this Plan, or received or retained any consideration under this Plan. Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in this Plan, the Bankruptcy Schedules, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter Reorganized KDI’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that the Debtor has, or may have, as of the Effective Date. Reorganized KDI may, subject to this Plan, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims in its sole discretion, in accordance with what is in the best interests, and for the benefit, of Reorganized KDI.

Section 5.19         Employee Benefit Plans

As, and subject to the occurrence, of the Effective Date, all employee compensation and benefit plans, policies and programs of the Debtor applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans and workers’ compensation programs, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan by Reorganized KDI, and the Debtor’s obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to Reorganized KDI’s rights under applicable nonbankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans that have previously been terminated or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts or programs.

Section 5.20         Exclusivity Period

The Debtor shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the earlier of (i) the Effective Date or (ii) the expiration of the Debtor’s exclusive period to solicit acceptances of this Plan under Bankruptcy Code § 1121(d).

Section 5.21         Effectuating Documents

The chairman of the board of directors, president, chief financial officer, manager, or any other appropriate officer of the Debtor or, after the Effective Date, Reorganized KDI shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The secretary of the Debtor, or, after the Effective Date, of Reorganized KDI shall be authorized to certify or attest to any of the foregoing actions.

Section 5.22         Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer, or exchange of a security (including the Reorganized KDI Warrants and Reorganized KDI Interests), or the making of delivery of an instrument of transfer, including any transfers effected under this Plan, from the Debtor to the Plan Sponsor Group, Reorganized KDI, or any other Person or Entity pursuant to this Plan, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the sale and/or Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 5.23         Dissolution of Statutory Committees

The Official Committee of Equity Security Holders shall be dissolved upon the Confirmation Date and its members shall be deemed released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Case or the Plan and its implementation, and the retention or employment of its attorneys, financial advisors, and other agents, if any, shall terminate except that any statutory committee shall continue to have standing and a right to be heard with respect to (i) all Professional Fee Claims, (ii) any appeals of the Confirmation Order, (iii) any adversary proceedings pending as of the Effective Date to which it may be a party and (iv) post-Effective Date modifications to the Plan.

Section 5.24         Ownership of non-Debtor Subsidiaries or Affiliates

Other than with respect to any stock interests canceled, sold, or otherwise transferred by the Debtor on or prior to the Effective Date, on the Effective Date, Reorganized KDI shall own and retain its equity interests in any non-Debtor subsidiaries or Affiliates (to the extent that any such non-Debtor subsidiary or Affiliate has not been dissolved, sold, or otherwise transferred under applicable law prior to the Effective Date) to the same extent that the Debtor owned an equity interest in such non-Debtor subsidiary or Affiliate prior to the Effective Date. Without limiting the generality of the foregoing, on the Effective Date, Reorganized KDI shall directly or indirectly own, to the same extent the Debtor did as of the Effective Date, interests in Multicast Media Technologies, Inc.; Kewego SA; ioko365 Ltd.; and Polymedia SpA.

Section 5.25         No Public Reporting

The Debtor currently files reports under Section 15(d) of the Securities Act of 1934, as amended (the “Exchange Act”), as a result of the registration of the KDI Common Stock under the Exchange Act. On the Effective Date, the KDI Common Stock will be cancelled and will no longer be outstanding. If the Reorganized KDI Interests satisfy the requirements of the Exchange Act and its rules to terminate and/or suspend its obligations to file reports with the SEC, the Debtor intends to file a Form 15 with the SEC certifying termination of registration.

If, upon the Effective Date, Reorganized KDI is not required to file reports with the SEC, then until Reorganized KDI becomes a “reporting company” pursuant to the Exchange Act, files on a timely basis the reports required to be filed thereunder, and otherwise complies with the provisions of Rule 144 and 144A, the Holders of Reorganized KDI Interests that are not otherwise afforded an exemption pursuant to § 1145 of the Bankruptcy Code or another exemption from registration will not be able to resell any such securities pursuant to Rule 144 or 144A. Accordingly, no assurance can be given that a holder of the Reorganized KDI Interests will be able to sell those securities in the future or as to the price at which such a sale may occur.

Article VI

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 6.01         Disbursing Agent

(a)          Plan Distributions. Except as otherwise provided herein, all distributions under the Plan, including the distribution of the Reorganized KDI Warrants, Litigation Warrants, and any shares of Reorganized KDI Interests shall be made by the Disbursing Agent(s) on the Effective Date or as soon as practicable thereafter. To the extent the Disbursing Agent is Reorganized KDI, the Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

(b)          Reorganized KDI Warrants and Litigation Warrants. At the end of the thirty (30) day exercise period of each of the Reorganized KDI Warrants and the Litigation Warrants, respectively, any proceeds received from the exercise of such Warrants shall be sent to the Disbursing Agent in accordance with the terms and conditions of the agreements governing the Reorganized KDI Warrants and the Litigation Warrants, respectively. The Disbursing Agent shall keep track of all proceeds received from the exercise of the Reorganized KDI Warrants, on the one hand, and all proceeds received from the exercise of the Litigation Warrants, on the other hand.

(c)          Proceeds from Exercise of Reorganized KDI Warrants. Within ten (10) Business Days of receipt of proceeds from the exercise of the Reorganized KDI Warrants, the Disbursing Agent shall pay to each member of the Plan Sponsor Group its Pro Rata Share of such proceeds, by corporate check, in exchange for up to fifty percent (50%) of the shares of Reorganized Class B Common Stock.

(d)          Proceeds from Exercise of Litigation Warrants. In the discretion of the Board of Directors of Reorganized KDI (as more fully described in the Governance Documents), proceeds received by Reorganized KDI from the exercise of any Litigation Warrants shall be distributed to Equity Subscribers on a pro-rata basis; provided, that the Board shall have no obligation to cause the Disbursing Agent to distribute any such proceeds unless and until the Disbursing Agent is holding at least $500,000 of proceeds at the time of any such distribution.

Section 6.02         Method of Cash Distributions

Any Cash payment to be made pursuant to this Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Debtor or Reorganized KDI.

Section 6.03         Delivery of Distributions

Plan Distributions to Holders of Allowed Claims and Allowed Interests shall be made by the Disbursing Agent (a) at the Holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent. If any Holder's Plan Distribution is returned as undeliverable, no further Plan Distributions to such Holder shall be made, unless and until the Disbursing Agent is notified of such Holder's then current address, at which time all missed Plan Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Plan Distributions made through the Disbursing Agent shall be returned to Reorganized KDI until such Plan Distributions are claimed. All claims for undeliverable Plan Distributions must be made on or before the first anniversary of the Effective Date, after which date all Cash in respect of such forfeited Plan Distribution including interest accrued thereon (the “Unclaimed Property”), if any, shall revert to Available Cash and be paid in accordance with the distribution provisions set forth in Article IV hereof.

Section 6.04         Failure to Negotiate Checks

Checks issued in respect of distributions under this Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. The Disbursing Agent shall hold any amounts returned in respect of such non-negotiated checks. The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Disbursing Agent. All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against Reorganized KDI and the Disbursing Agent.

Section 6.05         Fractional Dollars

Notwithstanding any other provision of this Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 6.03 of this Plan.

Section 6.06         Compliance with Tax Requirements

With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law has not been received by the Disbursing Agent within thirty (30) days from the date of such request (the “Initial Request”), the Disbursing Agent may, at its option, withhold the amount required to such Person and decline to make such distribution until the information is received. Failure of any Person to provide the information requested within six months of the Initial Request shall result in the forfeit of the affected distribution and the treatment of said distribution as Unclaimed Property.

Section 6.07         De Minimis Distributions

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim or Interest on account of its Allowed Claim or Allowed Interest.

Section 6.08         Setoffs

Except for any Claim that is Allowed in an amount set forth in this Plan, the Debtor or Reorganized KDI may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Debtor may have against the Holder of any such Claim. If the Debtor does not setoff its claims, no waiver or release by the Debtor of any such claims shall be deemed to have occurred, and all such claims shall be reserved for and retained by Reorganized KDI.

Section 6.09         Distribution Record Date

The Distribution Record Date shall be the date of the Confirmation Hearing. On such date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims or Interests will be closed and, for purposes of this Plan, there shall be no further changes in the record holders of such Claims or Interests. The Debtor or Reorganized KDI shall have no obligation to recognize the transfer of any Claims or Interests occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim or Interests as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

Article VII

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 7.01         Assumption/Rejection

Prior to the Confirmation Date, the Debtor shall file (a) a schedule of executory contracts and unexpired leases to be assumed by the Debtor, including proposed Cure Costs (the “Assumed Contract Schedule”); and (b) a schedule of executory contracts and unexpired leases to be rejected by the Debtor as of the Effective Date (the “Rejected Contract Schedule”). Counterparties to the contracts on the Assumed Contract Schedule shall have fourteen (14) days from the Effective Date to file an objection with the Bankruptcy Court with respect to the proposed Cure Costs or be forever barred from seeking any amounts exceeding the amounts on the Assumed Contract Schedule from the Debtor or Reorganized KDI. Unless there is a dispute as to Cure Costs, on the fourteenth (14th) day after the Effective Date, the executory contracts and unexpired leases identified in the Assumed Contract Schedule shall be assumed by the Debtor and vest in and be fully enforceable by Reorganized KDI or an Affiliate of Reorganized KDI, as designated by Reorganized KDI. Additionally, on the fourteenth (14th) day after the Effective Date, and to the extent permitted by applicable law, all of the Debtor’s executory contracts and unexpired leases that are not listed on the Rejected Contract Schedule will be assumed irrespective of whether they are listed on the Assumed Contract Schedule. All executory contracts and unexpired leases identified on the Rejected Contract Schedule shall be deemed rejected as of the Effective Date.

The Debtor shall notify all counterparties to contracts on the Assumed Contract Schedule and the Rejected Contract Schedule of the filing of such Schedules and shall provide notice of such Schedules on the Debtor’s restructuring website available at http://www.americanlegalclaims.com/KDI, and such notice shall be deemed good and sufficient notice for the purposes of section 365 of the Bankruptcy Code and otherwise.

Notwithstanding the foregoing, the Debtor may alter, amend, modify or supplement the list of executory contracts or unexpired leases identified in the Assumed Contract Schedule and/or the Rejected Contract Schedule at any time prior to the Effective Date by filing a revised Assumed Contract Schedule and/or Rejected Contract Schedule with the Bankruptcy Court. Counterparties to the contracts on the revised Assumed Contract Schedule shall have fourteen (14) days from the Effective Date to file an objection with the Bankruptcy Court with respect to the proposed Cure Costs or be forever barred from seeking any amounts exceeding the amounts on the revised Assumed Contract Schedule from the Debtor or Reorganized KDI.

Section 7.02         Cure Costs

The monetary amounts by which each of the executory contracts and unexpired leases is in default and shall be satisfied, pursuant to Bankruptcy Code § 365(b)(1), shall be the Cure Costs identified on the Assumed Contract Schedule; provided, however, if a counterparty to any of the executory contracts or unexpired leases identified on the Assumed Contract Schedule files with the Bankruptcy Court, and serves on the Debtor and its counsel, a written objection to the proposed Cure Cost prior to the Cure Cost Objection Deadline (as defined below), then the Cure Cost associated with such executory contract or unexpired lease will be determined as set forth below.

If an objection to a Cure Cost is filed with the Bankruptcy Court, then the Debtor or Reorganized KDI shall in good faith attempt to resolve the Cure Cost dispute. If the parties are unable to agree on a Cure Cost within ten (10) days after the filing of an objection, then the Debtor or Reorganized KDI, as applicable, may request that the Bankruptcy Court establish the applicable Cure Cost.

With respect to executory contracts and unexpired leases that are identified on the Assumed Contract Schedule prior to the Confirmation Date, the “Cure Cost Objection Deadline” shall be fourteen (14) days after the Effective Date. With respect to an executory contract or unexpired lease added to the Assumed Contract Schedule after the Confirmation Date but before the Effective Date, the “Cure Cost Objection Deadline” shall be the date that is fourteen (14) days after the revised Assumed Contract Schedule identifying such executory contract or unexpired lease is filed with the Bankruptcy Court.

The Debtor shall satisfy the Cure Costs of assumed executory contracts and unexpired leases in Cash by the latest of (i) the Effective Date (or as soon thereafter as is practicable), (ii) in the event of a dispute regarding the Cure Cost, within thirty (30) days of the entry of an order of the Bankruptcy Court establishing such Cure Cost, or (iii) on such other terms as the parties to such executory contracts and unexpired leases may otherwise agree.

Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any Cure Cost, (2) the ability of Reorganized KDI to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code § 365) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption (each, an “Assumption Dispute”), the Cure Costs required by Bankruptcy Code § 365(b)(1) shall be made following the entry of a Final Order resolving the Assumption Dispute and approving the assumption; provided, however, that in the event the Debtor or Reorganized KDI and the applicable non-Debtor party involved in any Assumption Dispute cannot otherwise consensually resolve such Assumption Dispute, the Debtor or Reorganized KDI, as applicable, may reject the executory contract at issue pursuant to Bankruptcy Code § 365 rather than paying the disputed Cure Cost, by presenting a proposed order to the Bankruptcy Court for such rejection, without any other or further notice. In the event any executory contract is so rejected, the non-Debtor party thereto shall be entitled to file a Proof of Claim in accordance with the Bar Date Order, which Claim shall be classified pursuant to the Plan, but shall not be entitled to any other or further Claim or relief from either the Debtor or Reorganized KDI.

Section 7.03         Assumed Executory Contracts and Unexpired Leases

Each executory contract and unexpired lease that is assumed will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease; and (b) all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtor during its Chapter 11 Case shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 7.04         Insurance Policies

All insurance policies pursuant to which the Debtor has any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as executory contracts pursuant to this Plan and shall be assumed by the Debtor as of the Effective Date.

Section 7.05         Officers’ and Directors’ Indemnification Rights

Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, managers and employees who served in such capacity during the Chapter 11 Case and as of the day immediately prior the Confirmation Hearing, against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation, bylaws or other organizational documents of the Debtor, applicable state law, specific agreement (including any employment agreement), or any combination of the foregoing, shall survive the Effective Date in all respects and be assumed by Reorganized KDI; provided, that notwithstanding anything in such documents or agreements to the contrary, Reorganized KDI will not indemnify (a) officers or directors of the Debtor or Reorganized KDI for any Claim or Cause of Action arising out of or relating to any act or omission of willful misconduct or fraud, or that is found to be a criminal act or (b) any Excluded Party.

Section 7.06         Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtor’s executory contracts and unexpired leases pursuant to this Plan or otherwise must be filed no later than ten (10) days after the Confirmation Order is entered granting the rejection. Any Proofs of Claim arising from the rejection of the Debtor’s executory contracts or unexpired leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against the Debtor or Reorganized KDI without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtor’s executory contracts and unexpired leases shall be classified as General Unsecured Claims and shall be treated in accordance with the particular provisions of this Plan for such Claims; provided, however, that if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 7.07         Reservation of Rights

Nothing contained in this Plan shall constitute an admission by the Debtor that any particular contract is in fact an executory contract or unexpired lease or that the Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor or Reorganized KDI, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 7.08         Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtor to extend the deadline for assuming or rejecting unexpired leases pursuant to Bankruptcy Code § 365(d)(4).

Article VIII

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 8.01         Expunging of Certain Claims

Except as otherwise provided by a Bankruptcy Court order, all Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely filed, shall be deemed Disallowed Claims and such Claims shall be expunged as of the Effective Date without the necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 8.02         Objections to Claims

(a)          Authority. The Debtor, and after the Effective Date, Reorganized KDI and the Creditors Committee, in consultation with Reorganized KDI, shall have authority to file objections to any Claim, and to withdraw any objections to any Claim that they may file. The Debtor, and after the Effective Date, Reorganized KDI and the Creditors Committee, shall have authority to settle, compromise, or litigate to judgment any objections to any Claim. Except as set forth above, Reorganized KDI also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law with the consent of the Creditors Committee, to the extent such Claim is or is to become a Class 4 Claim, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, the Creditors Committee shall not resolve the amount or validity of any Subordinated Claim without the consent of Reorganized KDI.

(b)          Objection Deadline. As soon as practicable, but no later than the Claim Objection Deadline, the Debtor, and after the Effective Date, Reorganized KDI and the Creditors Committee, in consultation with Reorganized KDI, may file objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made. Nothing contained herein, however, shall limit the right of Reorganized KDI or the Creditors Committee to object to Claims, if any, filed or amended after the Claim Objection Deadline. The Claim Objection Deadline may be extended by the Bankruptcy Court upon motion by Reorganized KDI or the Creditors Committee.

(c)          Composition of the Post-Effective Date Creditors Committee. After the Effective Date, the Creditors Committee shall consist of no more than three Holders of Allowed General Unsecured Claims. The post Effective Date fees and expenses incurred by counsel to the Creditors Committee shall be satisfied in the manner set forth in the Confirmation Order.

Section 8.03         Estimation of Claims

The Debtor or Reorganized KDI and the Creditors Committee, as the case may be, may at any time request that the Court estimate, subject to 28 U.S.C. § 157, any Disputed Claim pursuant to § 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized KDI has previously objected to such Claim. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, such estimated amount may constitute either (a) the Allowed amount of such Claim, (b) the estimate to be used by the Debtor in calculating potential Plan Distributions under the Plan, or (c) a maximum limitation on such Claim, as determined by the Bankruptcy Court. In the case of Claims arising from personal injury tort or wrongful death actions, the Bankruptcy Court may estimate such Claims for the purpose of confirming the Plan. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or Reorganized KDI may elect to object to ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

Section 8.04         No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 8.05         Distributions After Allowance

The Disbursing Agent shall make payments and distributions to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan governing the class of Claims to which such Holder belongs. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, any distributions reserved for such Allowed Claim shall be released from the Disputed Claims Reserve and the Disbursing Agent shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Disputed Claim is Allowed, Disallowed or otherwise resolved, the Disallowed or reduced portion of such Claim, if any, shall be distributed from the Disputed Claims Reserve to holders of Allowed Claims as Available Cash in accordance with the Plan without approval from or notice to any person or entity.

Section 8.06         Reduction of Claims

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtor before the Effective Date, including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFA will be deemed amended and reduced to reflect that such payments were made. Nothing in this Plan shall preclude the Debtor from paying Claims that the Debtor was authorized to pay pursuant to any Final Order entered by the Bankruptcy Court before the Effective Date.

Section 8.07         Disputed Claims Reserve

A Disputed Claims Reserve shall be established by the Disbursing Agent for the treatment of Disputed Claims. The Disputed Claims Reserve shall be held in a separate bank account from all other funds held by the Disbursing Agent. The Disbursing Agent shall deposit into the Disputed Claims Reserve an amount equal to the Pro Rata Share of Available Cash allocable to Disputed Claims, in accordance with the distribution scheme contemplated in the Plan, as if such Claims were Allowed Claims. Amounts deposited into the Disputed Claims Reserve shall be held in trust for the benefit of the Holders of Disputed Claims pending a determination of their entitlement thereto under the terms of the Plan. If and when a Disputed Claim is determined by Final Order to be an Allowed Claim, then the Disbursing Agent is authorized to pay the Allowed amount of such Claim pursuant to the distribution scheme contemplated in the Plan without further approval from or notice to any person or entity.

Article IX

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THIS PLAN

Section 9.01         Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived:

(a)          The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtor and the Plan Sponsor Group, approving the adequacy of the Disclosure Statement, and such Order shall have become a Final Order.

(b)          The Confirmation Order approving and confirming this Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Debtor and the Plan Sponsor Group; and (ii) include a finding of fact that Reorganized KDI, the Plan Sponsor Group, and their respective present and former members, officers, directors, managers, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code § 1125(e) and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

Section 9.02         Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 9.04 below:

(a)          The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtor and the Plan Sponsor Group, and such order shall have become a Final Order.

(b)          The Plan Sponsor Group shall have provided written evidence satisfactory to the Debtor that simultaneous with the occurrence of the Effective Date, the Plan Sponsor Group is prepared to fund the Purchase Price.

(c)          There shall not be in effect any (i) order entered by any court of any competent jurisdiction; (ii) order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law, staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Plan.

Section 9.03         Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).

Section 9.04         Waiver of Conditions

Each of the conditions set forth in Section 9.01 or Section 9.02 hereof may be waived in whole or in part by the Debtor or Plan Sponsor Group, as applicable. The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Section 9.05         Revocation, Withdrawal, or Non-Consummation

The Debtor reserves the right to revoke or withdraw this Plan at any time before the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws this Plan, or if Confirmation or Consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in this Plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Debtor and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (iii) nothing contained in this Plan, and no acts taken in preparation for Consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (c) constitute an admission of any sort by the Debtor or any other Person.

Article X

AMENDMENTS AND MODIFICATIONS

The Debtor may alter, amend, or modify this Plan, the Plan Documents, or any Exhibits thereto under Bankruptcy Code § 1127(a) at any time before the Confirmation Date; provided, however, that where this Plan requires a document to be acceptable to, consented to, agreed to or otherwise satisfactory to the Plan Sponsor Group, the Debtor may not modify such document without the written consent of the Plan Sponsor Group. Further, if any amendment, modification or supplement to this Plan (including the Plan Supplement or a modification described in this Article X of this Plan) or any Exhibit hereto or thereto is made without the prior written consent of the Plan Sponsor Group, then notwithstanding any other agreement to the contrary, the Plan Sponsor Group shall have no obligation to support, or take any actions in support of, this Plan. After the Confirmation Date and before “substantial consummation” of this Plan, as defined in Bankruptcy Code § 1101(2), the Debtor may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan, so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

Notwithstanding the foregoing, all modifications made to the Plan after solicitation of votes on the Plan had commenced, as reflected in the Confirmation Order, as set forth on the record at the Confirmation Hearing, or as reflected in the Plan, satisfy the requirements of Bankruptcy Code § 1127(a) and Bankruptcy Rule 3019, are not material or do not adversely affect the treatment and rights of the Holders of any Claims or Interests under the Plan who have not otherwise accepted such modifications. Accordingly, the Debtor has satisfied Bankruptcy Code § 1127(c) and Bankruptcy Rule 3019 with respect to the Plan, as modified; and Holders of Claims or Interests that have accepted or rejected the Plan (or are deemed to have accepted or rejected the Plan) are deemed to have accepted or rejected, as the case may be, the Plan as modified on the date of this Confirmation Order, pursuant to Bankruptcy Code § 1127(d) and Bankruptcy Rule 3019.

Article XI

RETENTION OF JURISDICTION

Under Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.           allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

B.           hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by Reorganized KDI shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in this Plan;

C.           hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

D.           hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

E.           enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, and/or the Confirmation Order;

F.           hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

G.           consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

H.           issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of this Plan, and/or the Confirmation Order;

I.           enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.           hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, and/or the Confirmation Order or any other contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, and/or the Confirmation Order;

K.          enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case or pursuant to this Plan;

L.           recover all assets of the Debtor and property of the Estate, wherever located;

M. hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505, and 1146;

N.           hear and determine all disputes involving the existence, nature, or scope of Debtor’s discharge or any releases granted in this Plan;

O.           hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

P.           enter an order or final decree concluding or closing the Chapter 11 Case; and

Q.           enforce all orders previously entered by the Bankruptcy Court.

Article XII

EFFECT OF THIS PLAN ON CLAIMS AND INTEREST

Section 12.01         Compromise and Settlements

Except for any Avoidance Actions and Causes of Action of the Debtor pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to this Plan, including, without limitation, all Claims arising before the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtor. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, the Estate, Creditors, Holders of Interests and other parties in interest, and are fair, equitable and within the range of reasonableness.

Section 12.02         Satisfaction of Claims

The rights afforded in this Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever against the Debtor or its Estate, assets, properties, or interests in property. Except as otherwise provided in this Plan and/or the Confirmation Order, on the Effective Date, all Claims against and Interests in the Debtor shall be satisfied, discharged, and released in full. None of the Debtor, Reorganized KDI or their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtor, except those expressly assumed by the Debtor or Reorganized KDI, as applicable. Except as otherwise provided in this Plan and/or the Confirmation Order, all Persons and Entities shall be precluded and forever barred from asserting against the Debtor, Reorganized KDI and their Affiliates, their respective successors or assigns, or their Estates, assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 12.03         Discharge of Liabilities

Pursuant to Bankruptcy Code § 1141(d), and except as otherwise specifically provided in this Plan and/or the Confirmation Order, the PLAN distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not: (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is filed or deemed filed pursuant to Bankruptcy Code § 501; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code § 502; or (c) the Holder of such a Claim or Interest has accepted this Plan. Subject to the terms of this Plan and/or the Confirmation Order, any default by the Debtor or its Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Case shall be deemed satisfied on the Effective Date. Subject to the terms of this Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring. Subject to the terms of this Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, its Estate, Reorganized KDI and all successors thereto. As provided in Bankruptcy Code § 524, subject to the terms of this Plan and/or the Confirmation Order such discharge shall void any judgment against the Debtor, its Estate, Reorganized KDI or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against Reorganized KDI or its property and assets to the extent it relates to a discharged Claim or Interest.

Section 12.04         Releases

(a)          Releases by the Debtor, its Estate and Reorganized KDI. PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE PARTIES RELEASED HEREIN TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTOR AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, ALL RELEASED PERSONS ARE DEEMED RELEASED AND DISCHARGED BY THE DEBTOR AND ITS ESTATE AND REORGANIZED KDI, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTOR OR REORGANIZED KDI, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE DEBTOR, ITS ESTATE, REORGANIZED KDI, OR THEIR RESPECTIVE AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR, REORGANIZED KDI, THE CHAPTER 11 CASE, THE DEBTOR’S RESTRUCTURING, THE DIP FACILITY, THE PLAN SUPPORT AGREEMENT AND RELATED AGREEMENTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTOR AND ANY RELEASED PERSONS, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASE, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN AND DISCLOSURE STATEMENT, OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PERSON OR A FORMER OFFICER OR DIRECTOR OF THE DEBTOR THAT CONSTITUTES WILLFUL MISCONDUCT (INCLUDING FRAUD) OR GROSS NEGLIGENCE. THE FOREGOING RELEASE SHALL NOT APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHT OR OBLIGATIONS ARISING UNDER OR THAT IS PART OF THE PLAN OR ANY AGREEMENTS ENTERED INTO PURSUANT TO, IN CONNECTION WITH, OR CONTEMPLATED BY THE PLAN.

(b)          Releases by Holders of Claims and Interests and Other Released Persons. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR AN INTEREST AND EACH RELEASED PERSON SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED THE DEBTOR, THE REORGANIZED DEBTOR, AND THE RELEASED PERSONS FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF THE DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR, THE CHAPTER 11 CASE, THE DEBTOR’S RESTRUCTURING, THE DIP FACILITY, THE PLAN SUPPORT AGREEMENT AND RELATED AGREEMENTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTOR AND ANY RELEASED PERSONS, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASE, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT OR RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE RELATING TO THE DEBTOR TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PERSON THAT CONSTITUTES WILLFUL MISCONDUCT (INCLUDING FRAUD) OR GROSS NEGLIGENCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE DOES NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

(c)          Injunction Related to Releases. Except as provided in this Plan and/or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to the Debtor or Reorganized KDI or any of their respective assets, property and Estates, that is released pursuant to this Section 12.04 of this Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any manner, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under this Section 12.04; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of this Plan and/or the Confirmation Order.

(d)          No Waiver. Notwithstanding anything to the contrary contained in this Section 12.04, the releases and injunctions set forth in this Section 12.04 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Debtor or Reorganized KDI to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Debtor or Reorganized KDI pursuant to this Plan and/or the Confirmation Order.

(e)          Bankruptcy Rule 3016 Compliance. The Debtor’s compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that this Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

(f)          Integral to Plan. Each of the injunctions provided in this Section 12.04 is an integral part of this Plan and is essential to its implementation. Each party released under this Section 12.04 and any other Persons protected by the injunctions set forth in this Section 12.04 shall have the right to independently seek the enforcement of such injunctions.

(g)          Exclusion from Releases. Notwithstanding any language to the contrary contained in the First Amended Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-debtor, including any current and/or former officer and/or director of the Debtor and/or any non-debtor included in the Released Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such person(s).

Section 12.05         Exculpation

The Released PERSONS SHALL NOT BE LIABLE FOR ANY cause of action arising in connection with or out of the administration of the Chapter 11 Case, the planning of the Chapter 11 Case, the formulation, negotiation or implementation of this Plan, the good faith solicitation of acceptances of this Plan in accordance with Bankruptcy Code § 1125(e), pursuit of Confirmation of this Plan, the Consummation of this Plan, or the administration of this Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court. All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or cause of action against any released PERSON for which such Party has been exculpated from liability pursuant to the preceding sentence.

Section 12.06         Recoupment

Except as provided in this Plan and/or the Confirmation Order any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or Reorganized KDI, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 12.07         Release of Liens

Except as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction of the portion of the Secured Claim that is Allowed as of the Effective Date as set forth in this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtor’s Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtor and its successors and assigns.

Section 12.08         Good Faith

As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances or rejections of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 12.09         Protection Against Discriminatory Treatment

Consistent with § 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against Reorganized KDI or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, Reorganized KDI or another Entity with whom such Reorganized KDI has been associated, solely because the Debtor has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Case.

Section 12.10         Rights of Defendants and Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in an Avoidance Action, together with Reorganized KDI’s right to oppose such Claim are fully preserved. Any such Claim that is Allowed shall be entitled to treatment and distribution under this Plan as a General Unsecured Claim.

Article XIII

MISCELLANEOUS PROVISIONS

Section 13.01         Severability of Plan Provisions

If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 13.02         Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in this Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 13.03         Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims against and Interests in the Debtor, their respective successors and assigns, including, but not limited to, the Debtor, and all other parties-in-interest in this Chapter 11 Case.

Section 13.04         Notices

Any notice, request, or demand required or permitted to be made or provided under this Plan to or upon the Debtor, Reorganized KDI, or the Plan Support Group shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtor:

KIT digital, Inc.

26 West 17th Street, 2nd Floor

New York, New York 10011

Attn: Fabrice Hamaide

Facsimile: (212) 206-7059

With a copy to (which shall not constitute notice):

BRACEWELL & GIULIANI LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Jennifer Feldsher and Robert Burns

Facsimile: (212) 508-6101

If to the Plan Support Group:

JEC Capital LLC

68 Mazzeo Drive

Randolph, Massachusetts 02368

Attn: Michael Torok

Facsimile: (480) 772-4733

Stichting Bewaarder Ratio Capital Partners
Utrechtseweg 31 d
3811NA Amersfoort
The Netherlands

With a copy to (which shall not constitute notice):

Kasowitz, Benson, Torres & Friedman LLP

1633 Broadway

New York, New York 10019

Attention: Andrew K. Glenn and Jeffrey Gleit

Telephone: (212) 506-1747

and

Prescott Group Capital Management
1924 South Utica, Suite 1120
Tulsa, Oklahoma 74104
Attn: Duminda Desilva
Facsimile: (918) 583-8251

With a copy to (which shall not constitute notice):

Frederic Dorwart, Lawyers

124 East Fourth Street

Tulsa, Oklahoma 74103-5010

Attn: Samuel S. Ory

Facsimile: (918) 583-8251

If to Reorganized KDI:

KIT digital, Inc.

26 West 17th Street, 2nd Floor

New York, New York 10011

Attn: Fabrice Hamaide

Facsimile: (212) 206-7059

With a copy to (which shall not constitute notice):

BRACEWELL & GIULIANI LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: Jennifer Feldsher and Robert Burns

Facsimile: (212) 508-6101

Section 13.05         Term of Injunctions or Stay

Unless otherwise provided in this Plan and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code §§ 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 13.06         No Admissions

Notwithstanding anything herein to the contrary, nothing in this Plan shall be deemed as an admission by the Debtor with respect to any matter set forth herein, including liability on any Claim.

Section 13.07         Notice of the Effective Date

The Debtor shall file on the docket of the Bankruptcy Court a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Plan Support Group; (ii) the Effective Date has occurred and specifying the date thereof for all purposes under this Plan; and (iii) setting forth the name, address and telephone number for Reorganized KDI.

Section 13.08         Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtor; provided, however, that corporate governance matters relating to the Debtor, Reorganized KDI, or their Affiliates as applicable, not organized under New York law shall be governed by the laws of the state of organization of such entity.

Section 13.09         Plan Documents

The Plan Documents are incorporated herein and are a part of this Plan as set forth in full herein.

Section 13.10         Entire Agreement

This Plan and the Plan Documents set forth the entire agreement and understanding among the parties-in-interest relating to the subject matter hereof and supersede all prior discussions and documents.

Article XIV

CONFIRMATION REQUEST

The Debtor request Confirmation of this Plan under Bankruptcy Code § 1129. If any Impaired Class does not accept this Plan pursuant to Bankruptcy Code § 1126, the Debtor requests Confirmation pursuant to Bankruptcy Code § 1129(b). In that event, the Debtor reserves the right to modify this Plan to the extent (if any) that Confirmation of this Plan under Bankruptcy Code § 1129(b) requires modification.

Dated: August 6, 2013
KIT digital, Inc.

	By:	/s/ Fabrice Hamaide
Name: Fabrice Hamaide
Title: Chief Financial Officer

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